Exhibit 99.h.7


                                   CERTIFICATE

                      PRIMECAP Odyssey Funds (the "Trust"))

I, Joy Ausili, Assistant Treasurer of the Trust, do hereby certify that the following is a true copy of a certain resolution adopted by at a meeting of the Board of Trustees of the Trust on September 27, 2004, and that such resolution has not been rescinded or modified and is not inconsistent with the Certificate of Trust, Declaration of Trust or Bylaws of the Trust.

        RESOLVED, that in accordance with Rule 483(b) under the Securities Act of 1933, Howard B. Schow, Theo A. Kolokotrones, and Joel P. Fried, are each authorized, acting alone, to sign Registration Statements of the Company on Forms N-1A and Form N-14 under the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any or all amendments thereto, on behalf of Howard B. Schow, Theo A. Kolokotrones and Joel P. Fried of the Company, pursuant to a Power of Attorney granted by him to such persons, and any such signature is hereby authorized, approved and ratified.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2004.



                                                   /s/ Joy Ausili
                                            -------------------------------
                                            Joy Ausili, Assistant Treasurer